Exhibit 99.1
Procore Announces Second Quarter 2025 Financial Results
CARPINTERIA, CA – July 31, 2025 – Procore Technologies, Inc. (NYSE: PCOR), the leading global provider of construction management software, today announced financial results for the second quarter ended June 30, 2025.
“Q2 represented another solid quarter and we remain well positioned for efficient growth,” said Tooey Courtemanche, Founder, President, and CEO of Procore. “Our latest announcements unveiled at the Innovation Summit further cement Procore at the forefront of the construction industry's digital transformation.”
“I am pleased with the performance we delivered in Q2,” said Howard Fu, CFO of Procore. “We remain committed to profitability improvement and we see opportunities for continued margin expansion while not compromising our growth opportunities.”
Second Quarter 2025 Financial Highlights:
•Revenue was $324 million, an increase of 14% year-over-year.
•GAAP gross margin was 79% and non-GAAP gross margin was 83%.
•GAAP operating margin was (9%) and non-GAAP operating margin was 13%.
•Operating cash inflow for the second quarter was $31 million.
•Free cash inflow for the second quarter was $11 million.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Recent Business Highlights:
•Achieved a gross revenue retention rate of 95% in the second quarter.
•Number of organic customers contributing more than $100,000 of annual recurring revenue totaled 2,517 as of June 30, 2025, an increase of 15% year-over-year.
•Added 195 net new organic customers in the second quarter, ending with a total of 17,501 organic customers.
•Announced acquisitions of Novorender and Flypaper Technologies to double down on Building Information Modeling (BIM).
•Achieved Federal Risk and Authorization Management Program (FedRAMP®) “In Process” Designation and now listed on the FedRAMP marketplace.
•Hosted Procore Innovation Summit and shared exciting product innovations.

Third Quarter and Full Year Outlook:
Procore is providing the following guidance for the third quarter 2025 and the full year 2025:
•Third Quarter 2025 Outlook:
◦Revenue is expected to be in the range of $326 million to $328 million, representing year-over-year growth of 10% to 11%.
◦Non-GAAP operating margin is expected to be in the range of 13% to 13.5%.
•Full Year 2025 Outlook:
◦Revenue is expected to be in the range of $1,299 million to $1,302 million, representing year-over-year growth of 13%.
◦Non-GAAP operating margin is expected to be in the range of 13% to 13.5%.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future and cannot be reasonably determined or predicted at this time, although it is important to note that these factors could be material to Procore’s future GAAP financial results.

Quarterly Conference Call
Procore Technologies, Inc. will hold a conference call to discuss its second quarter results at 2:00 p.m., Pacific Time, on Thursday, July 31, 2025. A live audio webcast will be accessible on Procore's investor relations website at http://investors.procore.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Procore and its industry, including our outlook for third quarter 2025 and the full fiscal year 2025, that involve substantial risks and uncertainties. All statements in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or future financial or operating performance, and may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would,” or the negative of these words, or other similar terms or expressions that concern Procore’s expectations, strategy, plans, or intentions.
Procore has based the forward-looking statements contained in this press release primarily on its current expectations and projections about future events and trends that Procore believes may affect its business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors that could cause results to differ materially from Procore’s current expectations, including, but not limited to, our expectations regarding our financial performance (including revenues, expenses, and margins, and our ability to achieve or maintain future profitability), our ability to effectively manage our growth, anticipated performance, trends, growth rates, and challenges in our business and in the markets in which we operate or anticipate entering into, economic and industry trends (in particular, the rate of adoption of construction management software and digitization of the construction industry, inflation, interest rates, tariffs, and challenging geopolitical or macroeconomic conditions), our progress with respect to our go-to-market transition and our ability to realize the expected benefits of the transition, our ability to attract new customers and retain and increase sales to existing customers, our ability to expand internationally, the effects of increased competition in our markets and our ability to compete effectively, our estimated total addressable market, our ability to execute, and realize benefits from, our stock repurchase program, our ability to develop and integrate new products, platform capabilities, services, and features in an efficient and timely manner and get our customers and prospective customers to adopt such new products, platform capabilities, services, and features, and as set forth in Procore’s filings with the Securities and Exchange Commission. You should not rely on Procore’s forward-looking statements. Procore assumes no obligation to update any forward-looking statements to reflect events or circumstances that exist or change after the date on which they were made, except as required by law.
Non-GAAP Financial Measures
In addition to Procore’s results determined in accordance with U.S. generally accepted accounting principles, or GAAP, Procore believes certain non-GAAP measures, as described below, are useful in evaluating Procore’s operating performance. Procore uses this non-GAAP financial information, collectively, to evaluate its ongoing operations as well as for internal planning and forecasting purposes. Procore believes that non-GAAP financial information, when taken collectively, is helpful to investors because it provides consistency and comparability with past financial performance, and may assist in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. These non-GAAP financial measures are not prepared in accordance with GAAP, and are presented for supplemental purposes only.
Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Income from Operations, Non-GAAP Operating Margin, Non-GAAP Net Income, and Non-GAAP Net Income per Share: Procore defines these non-GAAP financial measures as the respective GAAP measures, excluding stock-based compensation expense, amortization of acquired intangible assets, employer payroll tax related to employee stock transactions, and acquisition-related expenses. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by total revenue. Non-GAAP operating margin is the ratio calculated by dividing non-GAAP income from operations by total revenue. Basic earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Non-GAAP diluted earnings per share is computed by giving effect to all potential weighted average dilutive common stock equivalents outstanding for the period, including options to purchase common stock, restricted stock units, and shares to be issued pursuant to the employee stock purchase plan. The dilutive effect of outstanding awards is reflected in non-GAAP diluted earnings per share by application of the treasury stock method.

Stock-based compensation expense includes the net effects of capitalization and amortization of stock-based compensation expense related to capitalized software and cloud-computing arrangement implementation costs. Stock-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of the compensation provided to our employees. Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between its operating results from period to period. The expense related to amortization of acquired intangible assets is a non-cash expense and is dependent upon estimates and assumptions, which can vary significantly and are unique to each asset acquired; therefore, Procore believes non-GAAP measures that adjust for the amortization of acquired intangible assets provide investors a consistent basis for comparison across accounting periods. The amount of employer payroll tax-related items on employee stock transactions is dependent on restricted stock unit settlements, option exercises, related stock price, and other factors that are beyond Procore’s control and that do not correlate to the operation of the business. When evaluating the performance of its business and making operating plans, Procore does not consider these items (for example, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution than the accounting charges associated with such grants). Since the amount of employer payroll tax-related items on employee stock transactions is highly variable due to factors outside our control, and unrelated to Procore’s core operations, operating results, revenue-generating activities, business strategy, industry, or regulatory environment, management does not consider employer payroll tax on employee stock transactions in the evaluation of the business or in making operating plans. Accordingly, Procore believes this adjustment in arriving at our non-GAAP measures provides investors with a better understanding of the performance of its core business in a manner that is consistent with management’s view of the business. Acquisition-related expenses include external and incremental transaction costs, such as legal and due diligence costs and retention or other compensation payments. These expenses are unpredictable and generally would not have otherwise been incurred in the periods presented as part of our continuing operations. In addition, the size and complexity of an acquisition, which often drives the magnitude of acquisition-related expenses, may not be indicative of such future costs. Procore believes that excluding acquisition-related expenses facilitates the comparison of its financial results to its historical operating results and to other companies in its industry. Overall, Procore believes it is useful to exclude these expenses in order to better understand the long-term performance of its core business and to facilitate comparison of its results period-over-period and to those of peer companies. All of these non-GAAP financial measures are important tools for financial and operational decision-making and for evaluating Procore's own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to information provided by other companies in Procore's industry, as other companies in the industry may calculate non-GAAP financial measures differently. In addition, there are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on Procore's reported financial results. Unlike stock-based compensation expense, employer payroll tax related to employee stock transactions is a cash expense that we will continue to incur in the future. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Procore's business.
Free Cash Flow: Procore defines free cash flow as net cash provided by operating activities, less purchases of property and equipment and capitalized software development costs. Procore believes free cash flow is an important liquidity measure of the cash (if any) that is available, after our operating activities and capital expenditures. Procore uses free cash flow in conjunction with traditional GAAP measures to assess its liquidity and evaluate the effectiveness of its business strategies. Once Procore’s business needs and obligations are met, cash can be used to maintain a strong balance sheet, invest in future growth, and execute our stock repurchase program.

Other Metrics
Customer Count: The aforementioned customer count excludes customers acquired from business combinations that do not have standard Procore annual contracts.
Gross Revenue Retention Rate and Annual Recurring Revenue: For information on how we calculate gross revenue retention rate and annual recurring revenue, refer to our most recent Quarterly Report on Form 10-Q.
About Procore
Procore Technologies, Inc. (NYSE: PCOR) is a leading technology partner for every stage of construction. Built for the industry, Procore’s unified technology platform drives efficiency and mitigates risk through AI & data-driven insights and decision making. Over three million projects have run on Procore across 150+ countries. For more information, visit www.procore.com.
Media Contact
press@procore.com
Investor Contact
ir@procore.com

Procore Technologies, Inc.
Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(in thousands, except share and per share amounts)
Revenue	$323,919	$284,347	$634,551	$553,775
Cost of revenue(1)(2)(3)	67,732	48,101	132,658	93,824
Gross profit	256,187	236,246	501,893	459,951
Operating expenses
Sales and marketing(1)(2)(3)(4)	141,897	127,922	280,581	248,916
Research and development(1)(2)(3)(4)	88,902	72,308	176,511	142,907
General and administrative(1)(3)(4)	55,655	50,792	111,313	101,810
Total operating expenses	286,454	251,022	568,405	493,633
Loss from operations	(30,267)	(14,776)	(66,512)	(33,682)
Interest income	5,015	5,814	11,012	11,752
Interest expense	(298)	(472)	(583)	(951)
Accretion income, net	2,027	3,761	4,474	6,849
Other income (expense), net	2,023	(148)	2,414	(492)
Loss before (benefit from) provision for income taxes	(21,500)	(5,821)	(49,195)	(16,524)
(Benefit from) provision for income taxes	(411)	490	4,883	753
Net loss	$(21,089)	$(6,311)	$(54,078)	$(17,277)
Net loss per share attributable to common stockholders, basic and diluted	$(0.14)	$(0.04)	$(0.36)	$(0.12)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	149,663,744	146,938,942	149,829,900	146,207,469

(1)Includes stock-based compensation expense and amortization of capitalized stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(in thousands)
Cost of revenue	$5,868	$3,683	$11,136	$6,868
Sales and marketing	17,589	15,671	32,539	28,691
Research and development	21,237	17,628	39,661	31,363
General and administrative	13,718	13,961	26,100	25,690
Total stock-based compensation expense*	$58,412	$50,943	$109,436	$92,612
*Includes amortization of capitalized stock-based compensation of $2.8 million and $1.7 million, respectively, for the three months ended June 30, 2025 and 2024; and $5.6 million and $3.3 million, respectively, for the six months ended June 30, 2025 and 2024; which was initially capitalized as capitalized software and cloud-computing arrangement implementation costs.
(2)Includes amortization of acquired intangible assets as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(in thousands)
Cost of revenue	$8,015	$6,156	$15,617	$12,041
Sales and marketing	3,346	3,145	6,651	6,251
Research and development	658	665	1,290	1,340
Total amortization of acquired intangible assets	$12,019	$9,966	$23,558	$19,632
(3)Includes employer payroll tax on employee stock transactions as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(in thousands)
Cost of revenue	$200	$161	$461	$373
Sales and marketing	748	788	1,879	2,052
Research and development	1,103	900	2,829	2,568
General and administrative	462	494	1,345	1,539
Total employer payroll tax on employee stock transactions	$2,513	$2,343	$6,514	$6,532
(4)Includes acquisition-related expenses as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(in thousands)
Sales and marketing	$138	$1,000	$794	$1,448
Research and development	695	—	1,744	—
General and administrative	166	563	541	563
Total acquisition-related expenses	$999	$1,563	$3,079	$2,011

Procore Technologies, Inc.
Condensed Consolidated Balance Sheets (unaudited)

	June 30, 2025	December 31, 2024

	(in thousands)
Assets
Current assets
Cash and cash equivalents	$324,262	$437,722
Marketable securities, current	296,618	337,673
Accounts receivable, net	194,103	246,472
Contract cost asset, current	43,439	33,922
Prepaid expenses and other current assets	54,098	44,090
Total current assets	912,520	1,099,879
Marketable securities, non-current	85,869	46,042
Capitalized software development costs, net	127,755	112,321
Property and equipment, net	44,023	43,592
Right of use assets - finance leases	20,521	31,727
Right of use assets - operating leases	33,093	28,790
Contract cost asset, non-current	59,033	47,505
Intangible assets, net	125,974	120,946
Goodwill	574,105	549,651
Other assets	21,208	20,918
Total assets	$2,004,101	$2,101,371
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$20,159	$33,146
Accrued expenses	97,561	88,740
Deferred revenue, current	560,598	584,719
Other current liabilities	27,565	21,427
Total current liabilities	705,883	728,032
Deferred revenue, non-current	4,467	5,815
Finance lease liabilities, non-current	27,455	41,352
Operating lease liabilities, non-current	37,678	32,697
Other liabilities, non-current	11,019	5,122
Total liabilities	786,502	813,018
Stockholders’ equity
Common stock	15	15
Additional paid-in capital	2,517,880	2,535,868
Accumulated other comprehensive loss	(1,425)	(2,737)
Accumulated deficit	(1,298,871)	(1,244,793)
Total stockholders’ equity	1,217,599	1,288,353
Total liabilities and stockholders’ equity	$2,004,101	$2,101,371

Remaining performance obligation:
The following table presents our current and non-current RPO at the end of each period:

	June 30,		Change
	2025	2024	Dollar	Percent

	(dollars in thousands)
Remaining performance obligations
Current	$879,489	$724,832	$154,657	21%
Non-current	464,268	310,381	153,887	50%
Total remaining performance obligations	$1,343,757	$1,035,213	$308,544	30%

Procore Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(in thousands)
Operating activities
Net loss	$(21,089)	$(6,311)	$(54,078)	$(17,277)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Stock-based compensation	55,591	49,225	103,870	89,357
Depreciation and amortization	27,237	20,843	54,092	40,894
Accretion of discounts on marketable debt securities, net	(1,870)	(3,661)	(4,295)	(6,749)
Abandonment of long-lived assets	2,101	312	2,455	580
Noncash operating lease expense	1,374	2,259	2,929	4,993
Unrealized foreign currency (gain) loss, net	(1,014)	(365)	(2,150)	714
Deferred income taxes	(647)	1	1,568	2
(Benefit from) provision for credit losses	(57)	216	(966)	405
Decrease (increase) in fair value of strategic investments	(41)	118	183	(641)
Changes in operating assets and liabilities, net of effect of asset acquisitions and business combinations
Accounts receivable	(31,709)	(19,019)	54,618	48,994
Deferred contract cost assets	(13,606)	(1,662)	(20,175)	(2,089)
Prepaid expenses and other assets	(1,782)	494	(9,236)	(190)
Accounts payable	(1,903)	10,124	(12,973)	13,279
Accrued expenses and other liabilities	21,512	3,707	11,632	(30,447)
Deferred revenue	(1,741)	3,231	(28,309)	(10,877)
Operating lease liabilities	(1,528)	(817)	(2,309)	(3,108)
Net cash provided by operating activities	30,828	58,695	96,856	127,840
Investing activities
Purchases of property and equipment	(2,975)	(1,874)	(7,008)	(3,963)
Capitalized software development costs	(17,226)	(10,218)	(32,557)	(19,732)
Purchases of strategic investments, net	(352)	(862)	(902)	(1,072)
Purchases of marketable securities	(84,008)	(222,940)	(218,606)	(324,374)
Maturities of marketable securities	87,872	118,798	223,659	226,099
Customer repayments of materials financing	—	202	—	1,483
Business combinations, net of cash acquired	(262)	(25,945)	(41,515)	(25,945)
Asset acquisitions, net of cash acquired	—	(3,787)	(3,533)	(3,792)
Net cash used in investing activities	(16,951)	(146,626)	(80,462)	(151,296)
Financing activities
Proceeds from stock option exercises	5,293	2,790	7,607	9,915
Proceeds from employee stock purchase plan	14,404	13,187	14,404	13,187
Repurchases of common stock	(3,131)		(103,160)
Payment of tax withholding for net share settlement	(21,578)		(49,855)
Principal payments under finance lease agreements, net of proceeds from lease incentives	(412)	(220)	(800)	(669)
Net cash (used in) provided by financing activities	(5,424)	15,757	(131,804)	22,433
Net increase (decrease) in cash and cash equivalents	8,453	(72,174)	(115,410)	(1,023)
Effect of exchange rate changes on cash	2,075	757	1,950	(528)
Cash and cash equivalents, beginning of period	313,734	427,656	437,722	357,790
Cash and cash equivalents, end of period	$324,262	$356,239	$324,262	$356,239

Procore Technologies, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

Reconciliation of gross profit and gross margin to non-GAAP gross profit and non-GAAP gross margin:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(dollars in thousands)
Revenue	$323,919	$284,347	$634,551	$553,775
Gross profit	256,187	236,246	501,893	459,951
Stock-based compensation expense	5,868	3,683	11,136	6,868
Amortization of acquired technology intangible assets	8,015	6,156	15,617	12,041
Employer payroll tax on employee stock transactions	200	161	461	373
Non-GAAP gross profit	$270,270	$246,246	$529,107	$479,233
Gross margin	79%	83%	79%	83%
Non-GAAP gross margin	83%	87%	83%	87%

Reconciliation of operating expenses to non-GAAP operating expenses:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(dollars in thousands)
Revenue	$323,919	$284,347	$634,551	$553,775

GAAP sales and marketing	141,897	127,922	280,581	248,916
Stock-based compensation expense	(17,589)	(15,671)	(32,539)	(28,691)
Amortization of acquired intangible assets	(3,346)	(3,145)	(6,651)	(6,251)
Employer payroll tax on employee stock transactions	(748)	(788)	(1,879)	(2,052)
Acquisition-related expenses	(138)	(1,000)	(794)	(1,448)
Non-GAAP sales and marketing	$120,076	$107,318	$238,718	$210,474
GAAP sales and marketing as a percentage of revenue	44%	45%	44%	45%
Non-GAAP sales and marketing as a percentage of revenue	37%	38%	38%	38%

GAAP research and development	$88,902	$72,308	$176,511	$142,907
Stock-based compensation expense	(21,237)	(17,628)	(39,661)	(31,363)
Amortization of acquired intangible assets	(658)	(665)	(1,290)	(1,340)
Employer payroll tax on employee stock transactions	(1,103)	(900)	(2,829)	(2,568)
Acquisition-related expenses	(695)	—	(1,744)	—
Non-GAAP research and development	$65,209	$53,115	$130,987	$107,636
GAAP research and development as a percentage of revenue	27%	25%	28%	26%
Non-GAAP research and development as a percentage of revenue	20%	19%	21%	19%

GAAP general and administrative	$55,655	$50,792	$111,313	$101,810
Stock-based compensation expense	(13,718)	(13,961)	(26,100)	(25,690)
Employer payroll tax on employee stock transactions	(462)	(494)	(1,345)	(1,539)
Acquisition-related expenses	(166)	(563)	(541)	(563)
Non-GAAP general and administrative	$41,309	$35,774	$83,327	$74,018
GAAP general and administrative as a percentage of revenue	17%	18%	18%	18%
Non-GAAP general and administrative as a percentage of revenue	13%	13%	13%	13%

Reconciliation of income from operations and operating margin to non-GAAP income from operations and non-GAAP operating margin:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(dollars in thousands)
Revenue	$323,919	$284,347	$634,551	$553,775
Loss from operations	(30,267)	(14,776)	(66,512)	(33,682)
Stock-based compensation expense	58,412	50,943	109,436	92,612
Amortization of acquired intangible assets	12,019	9,966	23,558	19,632
Employer payroll tax on employee stock transactions	2,513	2,343	6,514	6,532
Acquisition-related expenses	999	1,563	3,079	2,011
Non-GAAP income from operations	$43,676	$50,039	$76,075	$87,105
Operating margin	(9%)	(5%)	(10%)	(6%)
Non-GAAP operating margin	13%	18%	12%	16%

Reconciliation of net loss and net loss per share to non-GAAP net income and non-GAAP net income per share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(in thousands, except share and per share amounts)
Revenue	$323,919	$284,347	$634,551	$553,775
Net loss	(21,089)	(6,311)	(54,078)	(17,277)
Stock-based compensation expense	58,412	50,943	109,436	92,612
Amortization of acquired intangible assets	12,019	9,966	23,558	19,632
Employer payroll tax on employee stock transactions	2,513	2,343	6,514	6,532
Acquisition-related expenses	999	1,563	3,079	2,011
Non-GAAP net income	$52,854	$58,504	$88,509	$103,510

Numerator:
Non-GAAP net income	$52,854	$58,504	$88,509	$103,510

Denominator:
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic	149,663,744	146,938,942	149,829,900	146,207,469
Effect of dilutive securities: Employee stock awards	3,149,309	4,653,396	4,324,779	5,349,382
Weighted-average shares used in computing net income per share attributable to common stockholders, diluted	152,813,053	151,592,338	154,154,679	151,556,851

GAAP net loss per share, basic	$(0.14)	$(0.04)	$(0.36)	$(0.12)
GAAP net loss per share, diluted	$(0.14)	$(0.04)	$(0.36)	$(0.12)
Non-GAAP net income per share, basic	$0.35	$0.40	$0.59	$0.71
Non-GAAP net income per share, diluted	$0.35	$0.39	$0.57	$0.68
Computation of free cash flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

	(in thousands)
Net cash provided by operating activities	$30,828	$58,695	$96,856	$127,840
Purchases of property, plant, and equipment	(2,975)	(1,874)	(7,008)	(3,963)
Capitalized software development costs	(17,226)	(10,218)	(32,557)	(19,732)
Non-GAAP free cash flow	$10,627	$46,603	$57,291	$104,145